Exhibit 99(26)(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Ohio National Life Assurance Corporation and

Contract Owners of Ohio National Variable Account R:

We consent to the use of our report, dated April 5, 2017, on Ohio National Variable Account R’s financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 31 to File No. 333-16133 on Form N-6.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Ohio National Life Assurance Corporation:

We consent to the use of our report, dated April 11, 2017, on Ohio National Life Assurance Corporation's financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-6.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017